UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):January 18, 2008

JMAR Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10905 Technology Place, San Diego, CA 92127
(Address of principal executive offices, including zip code)

(858) 946-6800
(Registrant’s telephone number including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective on February 22, 2008 with the approval by the Company’s shareholders of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of its Common Stock as reported in Item 8.01 below, the Company amended its 2006 Equity Incentive Plan to increase the number of authorized shares from 2,000,000 to 20,000,000 shares.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 18, 2008, the Board of Directors approved an increase in the number of directors to five and elected James B. McCarthy as a director. The Board also appointed Mr. McCarthy to the Compensation Committee and the Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. McCarthy and any other persons pursuant to which Mr. McCarthy was selected as a director. Since January 1, 2007, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. McCarthy had, or will have, a direct or indirect material interest. Mr. McCarthy is currently Chairman and CEO of Gemini Consulting Group, an international management consulting and development company focusing on the health care industry. Prior to forming Gemini, Mr. McCarthy was the Executive Vice President of a Chicago-based health care consulting company from 1984 to 1991. He also held positions as Vice President and General Manager of a medical device manufacturing company in Chicago from 1981 to 1984, and prior to that he spent five years in increasingly responsible planning positions with the Medical Products Division of 3M Company. Mr. McCarthy received his B.A. from the University of Notre Dame, his J.D. from the Loyola University School of Law, and his M.B.A. from the Keller Graduate School of Management. He is a member of various state and national organizations, including the American Health Lawyers Association. He also serves on the National Advisory Council of the Keller Graduate School of Management, Chicago, Illinois. Mr. McCarthy is Chairman of the Board of Directors of Sirigen, Inc. and is a member of the Board of Directors of Hinsdale Bank & Trust Company, Wintrust Financial Corporation (WTFC, NASDAQ), and Protein Polymer Technologies, Inc. (PPTI).  In connection with his election, the Board of Directors granted Mr. McCarthy 100,000 shares of Common Stock under the Company’s 2006 Equity Incentive Plan, as amended.

(e)           On February 22, 2008, the Company’s Board of Directors approved the grant of a total of 8,150,000 shares of the Company’s Common Stock as part of a broad-based grant of shares of stock to substantially all of JMAR's employees and its directors under the 2006 Equity Incentive Plan. The following executive officers and directors were awarded the following number of shares:  Directors: Charles Dickinson (1,200,000 shares), J. Paul Gilman (450,000 shares), Richard Naughton (250,000 shares) and James B. McCarthy (250,000 shares). Executive Officers: C. Neil Beer (2,000,000 shares) and Edward Hall (400,000 shares).  These shares are restricted shares which vest 50% on February 22, 2009 and 50% on February 22, 2010 and are subject to forfeiture if the employee's employment terminates before February 22, 2010.

Item 8.01  Other Events.

On February 22, 2008, at a Special Meeting of the Shareholders the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 80,000,000 shares of Common Stock to 380,000,000 shares of Common Stock.

On February 25, 2008, the Company issued a press release consisting of a letter to the Company’s shareholders regarding the status of the Company and the approval of the amendment to the Company’s certificate of incorporation.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JMAR TECHNOLOGIES, INC.
Date: February 29, 2008
	By:	/s/ C. Neil Beer
	Name:	C. Neil Beer
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release issued on February 25, 2008.

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